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                                                                       EXHIBIT 8


                           DOW, LOHNES & ALBERTSON
                   A Professional Limited Liability Company
                                  LETTERHEAD


                                               June 27, 1996



Teleport Communications Group Inc.
One Teleport Drive
Staten Island, New York 10311-1011

Gentlemen:

     We are acting as counsel to Teleport Communications Group Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (File No. 333-3984), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission on June 27, 1996, relating to the proposed public offering of (i) 9 7/8% Senior Notes due 2006 (the "Senior Notes") and (ii) 11 1/8% Senior Discount Notes due 2007 (the "Senior Discount Notes" and together with the Senior Notes, the "Notes"), all of which Notes are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(8) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(8), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined an executed copy of the Registration Statement. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, including regulations concerning the treatment of debt instruments issued with original issue discount, published rulings and court decisions, all as in effect and existing on the date hereof (collectively, "federal tax laws"), and all of which are subject to change at any time, which change may be retroactive. We express no opinion herein as to any other laws, statutes, regulations, or ordinances. We have relied upon representations by the Company and its officers with respect to factual matters for purposes of such opinion.
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Teleport Communications Group Inc.
June 27, 1996
Page 2



     Based upon, subject to and limited by the foregoing, we are of the opinion that the discussion set forth under the heading "Certain Federal Income
Tax Considerations" in the Prospectus forming a part of the Registration Statement represent our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of the Senior Notes and the Senior Discount Notes by Holders who acquire the Notes in their original issuance, as a capital asset, for a purchase price equal, in the case of the Senior Discount Notes, to the issue price of the Senior Discount Notes, and in the case of the Senior Notes, to the stated principal amount of the Senior Notes.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 8 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to us in the discussion under the heading "Certain Federal Income Tax Considerations." In giving this consent, we do not thereby admit that we are in the cartegory of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,

                                        DOW, LOHNES & ALBERTSON


                                        By:  /s/ Joyce T. Gwadz
                                           ---------------------------------
                                             Joyce T. Gwadz
                                             Member